Exhibit 20.1
                                                             ------------

Chase Manhattan Grantor Trust 1996-A


From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 19 Beginning Date                     08/01/1997
Due Period 19 End Date                           08/31/1997
Determination Date                               09/10/1997
Remittance Date                                  09/15/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 23.0191818188

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 2.0841531375

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 590,882.97
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.4007986795

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,871,287.09
      B. From Current Period                                     $ 4,113,684.96
      C. Change in Amount Between Periods (Lines B - A)            $ 242,397.87

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 675,123,220.60
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.457939235118

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 35,452,978.31
      B. Available Cash Collateral Amount Percentage            4.999999999718%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 35,452,978.31
      B. For the Next Collection Period                         $ 33,756,161.03